UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Reported): September 8, 2025

National Health Investors, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-10822	62-1470956
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Robert Rose Drive,
Murfreesboro, TN 37129
(Address of principal executive offices)

(615) 890-9100
(Registrant's telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year,
if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	NHI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company         ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On July 29, 2025, National Health Investors, Inc. (NYSE: NHI) notified NHC/OP, L.P. (“Tenant”), an affiliate of National HealthCare Corporation (“NHC”) and the tenant of thirty-two (32) of NHI’s skilled nursing facilities and three (3) of NHI’s independent living facilities, that Tenant was in non-compliance with several non-monetary provisions of the Master Agreement to Lease, dated October 17, 1991, as amended (the “Master Lease”), between NHI and Tenant.

NHI’s notification gave Tenant until August 29, 2025, to cure the specified areas of non-compliance. On September 8, 2025, NHI provided formal written notice to Tenant that it is in default under the Master Lease as a result of Tenant’s failure to remedy its non-compliance with certain non-monetary provisions of the Master Lease identified by NHI.

Pursuant to Section 9.01(c) of the Master Lease, if Tenant fails to cure such default within the thirty (30) day cure period (subject to certain limited exceptions) prescribed in the Master Lease, NHI may declare that an “Event of Default” (as defined in Section 9.01 of the Master Lease) by Tenant has occurred and thereafter NHI will be entitled to pursue any and all remedies available to NHI under the Master Lease.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NATIONAL HEALTH INVESTORS, INC.

By:    /s/ John L. Spaid
Name:    John L. Spaid
Title:    Principal Financial Officer

Date:    September 8, 2025